UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
December 20, 2017

Blue Dolphin Energy Company
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-15905 (Commission File Number)	73-1268729 (IRS Employer Identification No.)

801 Travis Street, Suite 2100

Houston, Texas 77002

(Address of principal executive office and zip code)

(713) 568-4725

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Blue Dolphin Energy Company (“Blue Dolphin”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on December 20, 2017. At the Annual Meeting, stockholders considered proposals to: (i) elect five (5) director nominees, all of whom shall serve until the next annual meeting of stockholders, or in each case until their successors are duly elected and qualified, or until their earlier resignation or removal, (ii) approve, on an advisory basis, the compensation of Blue Dolphin’s named executive officers as disclosed in Blue Dolphin’s proxy statement for the Annual Meeting and (iii) ratify the selection of UHY LLP (“UHY”) as Blue Dolphin’s independent public accounting firm for the fiscal year ending December 31, 2017. These matters were set forth in Blue Dolphin’s Proxy Statement for the Annual Meeting that was filed with the Securities and Exchange Commission on November 20, 2017 pursuant to Regulation 14A under the Securities Exchange Act of 1934. The voting results are set forth below:

1.	All director nominees were elected:

			Votes
	For	Against	Withheld	Broker Non-Votes
Jonathan P. Carroll	9,294,531	0	15,003	0
Ryan A. Bailey	9,306,008	0	3,526	0
Amitav Misra	9,306,008	0	3,526	0
Christopher T. Morris	9,306,008	0	3,526	0
Herbert N. Whitney	9,288,189	0	21,345	0

2.	The compensation of Blue Dolphin’s named executive officers was approved, on an advisory basis:

For	Against	Abstain	Broker Non-Votes
9,290,816	16,545	1,758	0

3.	UHY was ratified:

For	Against	Abstain	Broker Non-Votes
9,315,099	3,319	0	0

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2017

Blue Dolphin Energy Company

/s/ JONATHAN P. CARROLL

Jonathan P. Carroll

Chief Executive Officer, President,

Assistant Treasurer and Secretary

(Principal Executive Officer)

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